[PricewaterhouseCoopers LLP Letterhead]


October 4, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Independent Bankshares, Inc.
(copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K Report dated September 27, 2000. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,



/s/PricewaterhouseCoopers LLP